Exhibit 4.2

EXECUTION VERSION

MALLINCKRODT INTERNATIONAL FINANCE S.A.,

as Issuer

AND

COVIDIEN INTERNATIONAL FINANCE S.A.,

as Guarantor

AND

DEUTSCHE BANK TRUST

COMPANY AMERICAS,

as Trustee

INDENTURE

Dated as of April 11, 2013

3.500% SENIOR NOTES DUE 2018

4.750% SENIOR NOTES DUE 2023

ARTICLE 8
CONCERNING THE SECURITYHOLDERS

Section 8.01.	Evidence of Action by Securityholders.	69
Section 8.02.	Proof of Execution by Securityholders.	70
Section 8.03.	Who May be Deemed Owners.	70
Section 8.04.	Certain Securities Owned by Company Disregarded.	70
Section 8.05.	Actions Binding on Future Securityholders.	71

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01.	Supplemental Indentures Without the Consent of Securityholders.	72
Section 9.02.	Supplemental Indentures with Consent of Securityholders.	73
Section 9.03.	Effect of Supplemental Indentures.	74
Section 9.04.	Securities Affected by Supplemental Indentures.	75
Section 9.05.	Execution of Supplemental Indentures.	75

ARTICLE 10
SUCCESSOR

Section 10.01.	Consolidation, Merger and Sale of Assets.	76
Section 10.02.	Successor Person Substituted.	76

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01.	[Reserved]	77
Section 11.02.	Satisfaction and Discharge of Indenture.	77
Section 11.03.	Defeasance and Discharge of Obligations; Covenant Defeasance.	78
Section 11.04.	Deposited Funds to be Held in Trust.	80
Section 11.05.	Payment of Funds Held by Paying Agents.	80
Section 11.06.	Repayment to a Guarantor or the Company.	81
Section 11.07.	Reinstatement.	81

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	No Recourse.	82

ARTICLE 13
MISCELLANEOUS PROVISIONS

Section 13.01.	Effect on Successors and Assigns.	82
Section 13.02.	Actions by Successor.	83
Section 13.03.	Notices.	83

Cross Reference Table*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	7.09
310(b)	7.08
7.10
311(a)	7.13
311(b)	7.13
312(a)	5.01
5.02(a)
312(b)	5.02(b)
312(c)	5.02(b)
313(a)	5.04(a)
313(b)	Inapplicable
313(c)	5.04(a)
5.04(b)
313(d)	5.04(b)
314(a)	5.03
314(b)	Inapplicable
314(c)	13.06
314(d)	Inapplicable
314(e)	13.06
314(f)	Inapplicable
315(a)	7.01
315(b)	6.01(e)
315(c)	7.01(a)
315(d)	7.01(b)
315(e)	6.07
316(a)	6.06, 8.04
316(b)	6.04
316(c)	8.01
317(a)	6.02
317(b)	4.03
318(a)	13.08

*	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

v

THIS INDENTURE is dated as of April 11, 2013 among MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 3b, boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under the number B 172865 (the “Company”), COVIDIEN INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 3b, boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under the number B 123527 (“CIFSA”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Trustee”).

RECITALS

A. The Company has duly authorized the creation of an issue of $300,000,000 aggregate principal amount of 3.500% Senior Notes due 2018 (the “2018 Notes”) and $600,000,000 aggregate principal amount of 4.750% Senior Notes due 2023 (the “2023 Notes”) and, if and when issued, any Additional Securities of either series, together with any Exchange Securities of either series issued therefor as provided herein (the 2018 Notes, the 2023 Notes, any such Additional Securities of either series and any such Exchange Securities of either series, collectively, the “Securities”), and each of the Company and the Guarantor has duly authorized the execution and delivery of this Indenture.

B. This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

C. All things necessary to make this Indenture a valid agreement, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions of Terms.

The terms defined in this Section 1.01 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01 and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference in the Trust Indenture Act defined in the Securities Act of 1933, as amended (the “Securities Act”) (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the Issue Date. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation.

“144A Global Security” means, with respect to any series of Securities, one or more Global Securities substantially in the form of Exhibit A-1 or A-2 hereto, as applicable, bearing the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series sold in global form in reliance on Rule 144A.

“2018 Securities” means Securities of the series denominated “3.500% Senior Notes due 2018” issued in substantially the form of Exhibit A-1 hereto.

“2023 Securities” means Securities of the series denominated “4.750% Senior Notes due 2023” issued in substantially the form of Exhibit A-2 hereto.

“Additional Amounts” has the meaning set forth in Section 14.02.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement. Whenever in this Indenture, the Securities or the Guarantees there is mentioned, in any context, the payment of principal and premium, if any, redemption price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Interest, if any.

“Additional Securities” means, with respect to any series of Securities, additional Securities of such series (other than the Initial Securities of such series and other than Exchange Securities exchanged for such Initial Securities) issued from time to time under this Indenture in accordance with Section 2.01.

“Adjusted Redemption Treasury Rate” with respect to any Redemption Date means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such Redemption Date.

“Affiliate”, with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures”, with respect to any transfer or exchange of or for beneficial interests in any Global Security for a series of Securities, means the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company, Mallinckrodt plc or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental payments or additional rental payments, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Authenticating Agent” means an authenticating agent appointed with respect to either series of Securities by the Trustee pursuant to Section 2.10.

“Authentication Order” has the meaning set forth in Section 2.04.

“Board of Directors” means the Board of Directors of the Company or the applicable Guarantor, as applicable, or any duly authorized committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the applicable Guarantor to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

“Business Day”, means any day other than a Saturday, a Sunday or a day on which Federal or State banking institutions or trust companies in New York City, or in the city where the office or agency for payment on the Securities is maintained pursuant to Section 4.02, are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” means the occurrence of any of the following after the Completion Date (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries taken as a whole to any “person” or group of “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Parent or one of its subsidiaries; (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock (measured by voting power rather than number of shares) of Parent; or (iii) at any time after the Completion Date, the first day on which the majority of the members of the board of directors of Parent cease to be Continuing Directors; (iv) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (v) the adoption of a plan relating to the liquidation or dissolution of Parent. Notwithstanding the foregoing, a transaction effected to create a holding company for Parent will not be deemed to involve a Change of Control if: (i) pursuant to such transaction Parent becomes a wholly-owned subsidiary of such holding company and (ii) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Voting Stock of Parent immediately prior to that transaction.

“Change of Control Offer” has the meaning set forth in Section 4.08(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.08(b)(ii).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking société anonyme, or its successors.

“Commission” means the Securities and Exchange Commission.

“Company” means Mallinckrodt International Finance S.A. until a successor entity shall have become such pursuant to Article 10, and thereafter “Company” shall mean such successor entity.

“Company Tax Jurisdiction” has the meaning set forth in Section 14.02(a).

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that will be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Redemption Treasury Price” with respect to any Redemption Date means (x) the average of the Redemption Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (y) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Completion Date” means the date on which all of the Guarantee Release Conditions are satisfied.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of (i) prior to the Completion Date, CIFSA and its subsidiaries as of the end of a fiscal quarter of CIFSA and (ii) on or after the Completion Date, Mallinckrodt plc and its subsidiaries as of the end of a fiscal quarter of Mallinckrodt plc, in each case, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of (i) prior to the Completion Date, CIFSA and its subsidiaries as of the end of a fiscal quarter of CIFSA and (ii) on or after the Completion Date, Mallinckrodt plc and its subsidiaries as of the end of a fiscal quarter of Mallinckrodt plc, in each case, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible Assets, Net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Parent who: (i) was a member of such board of directors on the Completion Date; or (ii) was nominated for election, co-opted or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, co-option or election (either by a specific vote or by approval of the proxy statement in which such member was named as a nominee for election as a director).

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Corporates Team / Mallinckrodt International Finance S.A. (with a copy to Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas, Trust & Agency Services, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, New Jersey 07311-3901, Attention: Corporates Team / Mallinckrodt International Finance S.A.) or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Date of Determination” has the meaning set forth in Section 3.04(a).

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.03.

“Definitive Security” means, with respect to any series of Securities, a certificated Security of such series registered in the name of the Securityholder thereof and issued in accordance with Section 2.05.

“Depositary”, with respect to the Securities of any series issued in whole or in part as a Global Security, means The Depository Trust Company (“DTC”), New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Distribution” means Parent’s issuance of its ordinary shares to holders of record of Covidien plc’s ordinary shares on the record date for the distribution on a pro rata basis.

“Distribution Compliance Period” means the restricted period as defined in Rule 903(b)(3) under the Securities Act.

“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” means, with respect to any series of Securities, the Securities of such series issued in the Exchange Offer pursuant to Section 2.05(j).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may elect (by providing written notice to the Trustee) to apply International Financial Reporting Standards (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable.

“Global Security” means, with respect to any series of Securities, a Security of such series executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, substantially in the form of Exhibit A-1 or A-2 hereto, as applicable, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Global Security Legend” means the legend set forth in Section 2.02(b) to be placed on the Global Securities.

“Governmental Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” means the unconditional and unsubordinated guarantee by CIFSA, prior to the Completion Date, and Mallinckrodt plc, on and after the Completion Date, of the due and punctual payment of principal of and interest on the Securities when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise in accordance with the terms of the Securities and this Indenture.

“Guarantee Release Conditions” has the meaning set forth in Section 15.03.

“Guarantor” means CIFSA, prior to the Completion Date, and Parent, on the Completion Date and thereafter.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“including” means including without limitation.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of (i) prior to the Completion Date, CIFSA and its subsidiaries as of the end of a fiscal quarter of CIFSA and (ii) on or after the Completion Date, Mallinckrodt plc and its subsidiaries as of the end of a fiscal quarter of Mallinckrodt plc, in each case, prepared in accordance with GAAP as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers’ acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that they are drawn and unreimbursed), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with GAAP and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchasers” means the initial purchasers party to the Purchase Agreement relating to the sale of the Initial Securities by the Company.

“Initial Securities” means the Securities of either series issued on the Issue Date and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Payment Date,” means April 15 and October 15 of each year to stated maturity; provided that if any Interest Payment Date would otherwise be a day that is not a Business Day, the related payment of interest will be postponed to the next date that is a Business Day and no interest will accrue on the amounts so payable for the period from and after that Interest Payment Date to the next date that is a Business Day.

“Investment Grade” means a rating equal to or better than Baa3 (or the equivalent under any successor ratings category of Moody’s) by Moody’s and BBB– (or the equivalent under any successor ratings category of S&P) by S&P.

“Issue Date” means April 11, 2013.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities of a series for use by such Holders in connection with the Exchange Offer.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Company or a Guarantor or any subsidiary of the Company or a Guarantor and not to the Company or a Guarantor or any subsidiary of the Company or a Guarantor personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Offering Memorandum” means the offering memorandum relating to the issuance of the Securities dated April 8, 2013.

“Officer” means any managing director, director, the chairman or any vice chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Company or a Guarantor, as the case may be.

“Officer’s Certificate” means a certificate, signed by any Officer of the Company or a Guarantor, as the case may be, that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion (which may be subject to customary assumptions, qualifications and exclusions) in writing of legal counsel, who may be an Officer or employee of or counsel for Company or a Guarantor that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Original Issue Discount Security” means a Security of either series that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding”, when used with reference to the Securities of any series, subject to the provisions of Section 8.04, means, as of any particular time, all Securities of such series authenticated and delivered by the Trustee under this Indenture, except

(a) Securities of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities of such series, or portions thereof, for the payment or redemption of which funds in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent other than the Company, or, if the Company shall act as its own paying agent, shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities, provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities of such series in substitution for which other securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company.

In determining whether the holders of the requisite principal amount of Outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security of such series that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Parent” means, on and after the Completion Date, Mallinckrodt plc until a successor entity shall have become such pursuant to Article 10, and thereafter “Parent” shall mean such successor entity.

“Participant”, with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Principal Property” means (i) prior to the Completion Date, any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of CIFSA or any of its subsidiaries and (A) is owned by CIFSA or any subsidiary of CIFSA on the Issue Date, (B) the initial construction of which has been completed after the Issue Date or (C) is acquired after the Issue Date, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of CIFSA, are not collectively of material importance to the total business conducted by CIFSA and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense) on the Issue Date in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of CIFSA and its subsidiaries as of the applicable date and (ii) on or after the Completion Date, any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of Mallinckrodt plc or any of its subsidiaries and (A) is owned by Mallinckrodt plc or any subsidiary of Mallinckrodt plc on the Issue Date and after giving effect to the Separation, (B)

the initial construction of which has been completed after the Issue Date or (C) is acquired after the Issue Date, in each case other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Company, are not collectively of material importance to the total business conducted by Mallinckrodt plc and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense) on the Issue Date in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of Mallinckrodt plc and its subsidiaries as of the applicable date.

“Private Placement Legend” means the legend set forth in Section 2.02(a) to be placed on the Securities, except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the purchase agreement dated as of April 8, 2013 among the Company, CIFSA and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers named therein relating to the sale of the Initial Securities by the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Company.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either Moody’s or S&P ceases to rate the applicable series of Securities or fails to make a rating of such Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3–1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Ratings Event” means the applicable series of Securities are rated below Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing on the first public announcement of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible change). If a Rating Agency does not provide a rating for the applicable series of Securities at the commencement of any Trigger Period, such Securities will be deemed to be rated below Investment Grade by such Rating Agency during that Trigger Period.

“Record Date” means for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Date” shall mean, with respect to any redemption of any Securities of any series, the date fixed for such redemption pursuant to the terms of this Indenture and such Securities.

“Redemption Reference Treasury Dealer” means (a) each of J.P. Morgan Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. or their respective affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer selected by the Company and (b) any other Primary Treasury Dealer selected by the Company.

“Redemption Reference Treasury Dealer Quotations” with respect to each Redemption Reference Treasury Dealer and any Redemption Date means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third business day preceding such Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Securities dated as of the Issue Date, among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time (and as may be joined by Parent on or prior to the Completion Date) and, with respect to any Additional Securities, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities under the Securities Act.

“Regulation S Global Security” means, with respect to any series of Securities, a Regulation S Temporary Global Security of such series or a Regulation S Permanent Global Security, as applicable.

“Regulation S Permanent Global Security” means, with respect to any series of Securities, one or more permanent Global Securities of such series in the form of Exhibit A-1 or A-2 hereto, as applicable, bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Regulation S Temporary Global Security of such series upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Security” means, with respect to any series of Securities, one or more temporary Global Securities of such series in the form of Exhibit A-1 or A-2 hereto, as applicable, bearing the Private Placement Legend and the Regulation S Temporary Global Security Legend issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series initially sold pursuant to Regulation S.

“Regulation S Temporary Global Security Legend” means the legend set forth in Section 2.02(c), which is required to be placed on all Regulation S Temporary Global Securities issued under this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any director, vice president, associate, any assistant vice president, or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Security” means, with respect to any series of Securities, one or more Definitive Securities of such series bearing the Private Placement Legend issued under this Indenture.

“Restricted Global Security” means, with respect to any series of Securities, one or more Global Securities of such series bearing the Private Placement Legend issued under this Indenture.

“Restricted Security” means, with respect to any series of Securities, a Security of such series, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement or (ii) distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

“Restricted Subsidiary” means any Subsidiary of the Company, or Mallinckrodt plc on or after the Completion Date, that owns or leases a Principal Property.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company, Mallinckrodt plc on or after the Completion Date, or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company, Mallinckrodt plc or a Restricted Subsidiary to such Person other than Mallinckrodt plc, the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“Securities” has the meaning set forth in the recitals hereto.

“Securityholder,” “Holder,” “holder of Securities,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Security is registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Security Register” has the meaning set forth in Section 2.05(a).

“Security Registrar” has the meaning set forth in Section 2.05(a).

“Separation” means the separation of the Pharmaceuticals business from Covidien plc’s other businesses, the transfer of the assets and liabilities associated with such Pharmaceuticals business to Mallinckrodt plc and the creation, as a result of the Distribution, of an independent, publicly traded company, Mallinckrodt plc, to hold the assets and liabilities associated with the Pharmaceuticals business after the Distribution.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Redemption Date” has the meaning set forth in Section 3.04(a).

“Subsidiary”, with respect to any Person, means any other Person of which at least a majority of the outstanding Voting Stock at the time is owned or controlled directly or indirectly by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Tax Jurisdiction” has the meaning set forth in Section 14.02.

“Tax Redemption Date” has the meaning set forth in Section 14.01.

“Taxes” has the meaning set forth in Section 14.02.

“Trustee” means Deutsche Bank Trust Company Americas and, subject to the provisions of Article 7, shall include its successors and assigns.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date of execution of this instrument subject to the provisions of Sections 9.01 and 9.02.

“Unrestricted Definitive Security” means, with respect to any series of Securities, one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Security” means, with respect to any series of Securities, one or more permanent Global Securities of such series, substantially in the form of Exhibit A-1 of A-2 hereto, as applicable, that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 2

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01. Designation and Terms of Securities.

(a) [Reserved].

(b) Global Securities. The Securities issued in global form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto, as applicable (including the Global Security Legend thereon and the “Schedule of Exchanges of Securities” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto, as applicable (but without the Global Security Legend thereon and the “Schedule of Exchanges of Securities” attached thereto). Each Global Security of any series shall represent such of the outstanding Securities of such series as shall be specified in the “Schedule of Exchanges of Securities” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Securities of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of such series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security of any series to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Depositary, at the direction of the Trustee, in accordance with written instructions given by the holder thereof as required by Section 2.05.

(c) Regulation S Temporary Global Security. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of:

(i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by Section 2.05(d)); and

(ii) an Officer’s Certificate from the Company.

Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Security of a series shall be exchanged for beneficial interests in the Regulation S Permanent Global Security of such series pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Security of a series, the Trustee shall upon written instruction cancel the Regulation S Temporary Global Security of such series. The aggregate principal amount of the Regulation S Temporary Global Security of a series and the Regulation S Permanent Global Security of a series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Terms. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Securities of a series shall constitute, and are hereby expressly made, a part of this Indenture with respect to such series of Securities and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture (or any supplemental indenture), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Company may issue Additional Securities of a series in any amount having the same terms as the Securities of such series in all respects, except for the issue date, the issue price, the initial interest payment date and rights under the related registration rights agreement. The Securities of a series issued hereby and any Additional Securities of such series subsequently issued, together with any Exchange Securities of such series, will be treated as a single class of such series for all purposes hereunder, including for purposes of voting and redemptions; provided that if the Additional Securities of a series are not fungible with the Securities of such series for U.S. federal income tax purposes, such Additional Securities shall have a separate CUSIP number. Any Additional Securities shall be issued with the benefit of an indenture supplemental to this Indenture.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream, respectively, in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream.

(f) Liability of Trustee for actions of Depositary. Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.02. Form of Securities.

(a) Each Restricted Security (and all Restricted Securities issued in exchange therefor or substitution thereof) shall bear a Private Placement Legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF

AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION OF THIS

SECURITY, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(b) Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”

(c) Each Regulation S Temporary Global Security shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY SECURITY SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS SECURITY. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS SECURITY.”

(d) Each Regulation S Security shall bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Section 2.03. Denominations; Provisions for Payment.

The Securities shall be issuable as registered Securities and in the denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Securities shall bear interest payable on the dates and at the rate specified in Exhibit A-1 or A-2 hereto, as applicable. The principal of and the interest on the Securities, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in Dollars, at the office or agency of the Company maintained for that purpose pursuant to Section 4.02. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of such series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03.

Each Security of a series delivered under this Indenture upon registration of transfer or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (“Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (i) or clause (ii) below.

(i) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the

Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee funds in an amount equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such funds when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (i). Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid (and/or to the extent permitted by applicable procedures or regulations, electronically delivered), to each Securityholder at his or her address as it appears in the Security Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid (and/or to the extent permitted by applicable procedures or regulations, electronically delivered), such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall not be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange.

Section 2.04. Execution and Authentications.

The Securities shall be signed on behalf of the Company by any member of the Board of Directors of the Company or by both (a) its president, chief financial officer or vice president and (b) its secretary, any assistant secretary, its treasurer or any assistant treasurer. Signatures may be in the form of a manual or facsimile signature. In the case of Definitive Securities, such signatures may be imprinted or otherwise reproduced on such Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

A Security shall not be valid until authenticated manually substantially in the form of Exhibit A-1 or A-2 hereto, as applicable, by an authorized signatory of the Trustee or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. On the Issue Date, the Trustee shall, upon written order of the Company for the authentication and delivery of the Initial Securities of any series, signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Securities of such series. In addition, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Securities or Exchange Securities of any series executed by the Company to the Trustee for authentication, together with an Authentication Order, and the Trustee in accordance with such written order shall authenticate and deliver such Additional Securities or Exchange Securities of such series.

Section 2.05. Transfer and Exchange.

(a) Registration of Transfer and Exchange. The Company shall keep, or cause to be kept, at its office or agency designated for such purpose as provided in Section 4.02, a register or registers (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as provided in this Article 2 and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and the transfer of Securities as herein provided shall be appointed hereby or as authorized by Board Resolution (the “Security Registrar”). If the Company fails to appoint or maintain another entity as Security Registrar, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Security Registrar. The Company initially appoints the Trustee as Security Registrar hereunder.

To permit registrations of transfers and exchanges, the Company shall execute a new Security or Securities of the same series as the Security presented for a like aggregate principal amount and in authorized denominations, and the Trustee shall authenticate and deliver such Security or Securities upon receipt of an Authentication Order. The Trustee shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Security, the Trustee, the Company, any paying agent and the Security Registrar may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, the Company, the paying agent or the Security Registrar shall be affected by notice to the contrary.

All certifications, certificates and opinions of counsel required to be submitted to the Trustee pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile.

(b) Service Charge. No service charge shall be payable by a holder of a beneficial interest in a Global Security or by a Holder of a Definitive Security for any exchange or registration of transfer of Securities, or for any issue of new Securities in case of partial redemption of the Securities of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto (other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.06, 3.03(b) and 9.04).

(c) Transfer and Exchange of Global Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or to another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, or (ii) the Company at any time determines that the Securities shall no longer be represented by a Global Security, in either such event, the Company will execute the Definitive Securities of the applicable series, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series, and subject to this Section 2.05 the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, if applicable, will authenticate and deliver such Definitive Securities in exchange for such Global Security. Upon the exchange of the Global Security of the applicable series for such Definitive Securities of such series, such Global Security shall be canceled by the Trustee. Such Definitive Securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall in writing instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Except as provided in Sections 2.06 and 2.07, a Global Security may not be exchanged for another Security other than as provided in this Section 2.05(c); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.05(d) or (e).

(d) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Subject to Section 2.05(e)(iv), no written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.05(d)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.05(d)(i) hereof, the transferor of such beneficial interest must deliver to the Security Registrar, as applicable, either:

(A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the relevant Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(1) above;

provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (y) the expiration of the relevant Distribution Compliance Period and (z) the receipt by the Security Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.05(j), the requirements of this Section shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all the requirements for transfer and exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Securities pursuant to Section 2.05(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.05(d)(ii) and the Security Registrar receives a completed certificate in the form of Exhibit B.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.05(d)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives a completed certificate from such holder in the form of Exhibit B-1 or B-2 or Exhibit C-1 or C-2 hereto, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security of any series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Security Registrar of a completed certificate from such holder in the form of Exhibit B-1 or B-2 or Exhibit C-1 or C-2 hereto, as applicable, and certificates and opinions of counsel, if applicable, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Security to be reduced accordingly pursuant to Section 2.05(h), and the Company shall execute a Restricted Definitive

Security in the appropriate principal amount and, upon receipt of an Authentication Order pursuant to Section 2.04, the Trustee shall authenticate and deliver to the Person designated in the instructions such Restricted Definitive Security. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.05(e) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.05(e)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives a completed certificate from such holder in the form of Exhibit B-1 or B-2 or Exhibit C-1 or C-2 hereto, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.05(d)(ii), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Security to be reduced accordingly pursuant to Section 2.05(h), and the Company shall execute an Unrestricted Definitive Security in the appropriate principal amount and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate and deliver to the Person designated in the instructions such Unrestricted Definitive Security. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(e)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(e)(iii) shall not bear the Private Placement Legend.

(iv) Transfer or Exchange of Regulation S Temporary Global Securities. Notwithstanding the other provisions of this Section 2.05, a beneficial interest in the Regulation S Temporary Global Security may not be (A) exchanged for a Definitive Security prior to (y) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (z) the receipt by the Security Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a U.S. person (as such term is defined in Regulation S) or for the account or benefit of a U.S. person (other than an initial purchaser of such Regulation S Temporary Global Security) or a Person who takes delivery thereof in the form of a Definitive Security prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or 904.

(f) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Trustee of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a completed certificate from such holder in the form of Exhibit C; or

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, a completed certificate to that effect set forth in Exhibit B, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security and, in the case of clause (B) above, the 144A Global Security or the Regulation S Global Security, as applicable.

(ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives a completed certificate from such Holder in the form of Exhibit B or Exhibit C, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.05(f)(ii), the Trustee shall cancel the Restricted Definitive Securities so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B) or (ii)(D) of this Section 2.05(f) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(g) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon written request by a Holder of Definitive Securities and such

Holder’s compliance with the provisions of this Section 2.05(g), the Trustee shall register the transfer or exchange of Definitive Securities pursuant to the provisions of Section 2.05(a). In addition to the requirements set forth in Section 2.05(a), the requesting Holder shall provide any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 2.05(g).

(i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Trustee receives a completed certificate in the form of Exhibit B, including the certifications, certificates and opinions of counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives a completed certificate from such Holder in the form of Exhibit B or Exhibit C, as applicable and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security in accordance with subsection 2.05(a). Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.08. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) No Exchange or Transfer. The Company shall not be required (i) to issue, exchange or register the transfer of any Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing (and/or to the extent permitted by applicable procedures or regulations, electronic delivery) of a notice of redemption of less than all the Securities of such series and ending at the close of business on the day of such mailing (and/or to the extent permitted by applicable procedures or regulations, electronic delivery), (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption, except the unredeemed portion of any Security of such series being redeemed in part, nor (iii) to register the transfer of or exchange a Security between a Record Date and the next succeeding Interest Payment Date.

(j) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate (i) one or more Unrestricted Global Securities of a series in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities of such series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities of such series and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Securities of a series in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities of such series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities of such series and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities of a series, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities of such series to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Securities of such series so accepted Unrestricted Definitive Securities of such series in the applicable principal amount. Any Securities of a series that remain outstanding after the consummation of the Exchange Offer, and Exchange Securities of such series issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute temporary Securities of such series (printed, lithographed or typewritten) of any authorized denomination, and the Trustee shall authenticate and deliver such Securities. Such temporary Securities of any series shall be substantially in the form of the definitive Securities of such series in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unnecessary delay the Company will execute and furnish definitive Securities of any series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor without charge to the holders, at the office or agency of the Company maintained pursuant to Section 4.02 for the purpose of exchanges of Securities, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities of such series need not be executed and furnished until further notice from the Company. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Securities.

In case any temporary or definitive Security of any series shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute a new Security of such series, bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, and upon the Company’s written request in the form of an Authentication Order, the Trustee (subject to the next succeeding sentence) shall authenticate and deliver such Security. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any Officer in the form of an Authentication Order. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company, instead of issuing a substitute Security, may pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security and/or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security of any series issued pursuant to the provisions of this Section 2.07 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08. Cancellation.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, if surrendered to the Company or any paying agent, shall be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it in accordance with its internal procedures, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. Benefits of Indenture.

Nothing in this Indenture or in the Securities of any series, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities of such series, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities of such series.

Section 2.10. Authenticating Agent.

So long as any of the Securities of any series remain Outstanding, there may be an Authenticating Agent for any or all of the Securities of such series which the Trustee shall have the right to appoint. The Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent. The Authenticating Agent shall be acceptable to the

Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time the Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. The Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee at any time may, and upon written request by the Company shall, terminate the agency of the Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of the Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent reasonably acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.11. CUSIP Numbers.

The Company in issuing the Securities of any series may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.12. Wire Transfers.

Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment required to be deposited with the Trustee on account of principal of, premium, if any, or interest on, the Securities of any series by any method of wire transfer to an account designated in writing by the Trustee such that funds are received by the Trustee by 10:00 a.m. (New York time) on or before the date such payment is to be made to the Holders of the Securities of such series in accordance with the terms hereof.

ARTICLE 3

REDEMPTION OF SECURITIES

Section 3.01. Redemption.

The Company may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for the Securities of such series pursuant to this Article 3 and Section 14.01.

Section 3.02. Notice of Redemption.

(a) If the Company desires to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series, the Company shall, or shall instruct the Trustee in writing to, give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid (and/or to the extent permitted by applicable procedures or regulations, electronic delivery), a written notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Security Register (unless a shorter period is specified in the Securities to be redeemed) and upon 45 days’ prior written notice to the Trustee (or such shorter period as agreed by the Trustee). Any notice that is mailed (and/or to the extent permitted by applicable procedures or regulations, electronically delivered) in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure to duly give such notice to the holder of any Security designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which the Securities of a series are to be redeemed, and shall include the CUSIP number of the applicable Security and state that: (i) payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Company maintained for such purpose, or, if none, at the Corporate Trust Office of the Trustee, upon presentation and surrender of such Securities; (ii) interest accrued to the date fixed for redemption will be paid as specified in said notice; and (iii) from and after said date interest will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b) If all or less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ written notice (unless a shorter period shall be satisfactory to the Trustee) in advance of the date fixed for redemption as to the aggregate principal amount of Securities of such series to be redeemed. If less than all the Securities of a series are to be redeemed, the Trustee thereupon shall select from the Outstanding Securities of such series not previously called for redemption, in accordance with a method acceptable to the

Depositary and the Company (in such manner as complies with applicable legal and stock exchange requirements, if any) and that may provide for the selection of a portion or portions (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of the principal amount of such Securities to be redeemed. The Trustee promptly shall notify the Company in writing of the numbers of the Securities to be redeemed, in whole or in part.

The Company, if and whenever it shall so elect, by delivery of written instructions signed on its behalf by any of its Officers, may instruct the Trustee or any paying agent to call all or any part of the Securities of a series for redemption and to give notice of redemption in the manner set forth in this Section 3.02, such notice to be in the name of the Company and at the expense of the Company. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail (and/or to the extent permitted by applicable procedures or regulations, electronic delivery) that may be required under the provisions of this Section 3.02.

Section 3.03. Payment Upon Redemption.

(a) If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, in each case as established pursuant to the terms of this Indenture. Interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, such Securities shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable Record Date).

(b) Upon presentation of any Security of a series that is to be redeemed in part only, the Company shall execute a new Security of such series in principal amount equal to the unredeemed portion of the Security so presented and the Trustee shall authenticate, and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, such Security; except that if a Global Security of a series is so surrendered, the Company shall execute a new Global Security of such series in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered and, upon receipt of an Officer’s Certificate requesting authentication and delivery, the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, such Global Security.

Section 3.04. Special Mandatory Redemption.

(a) In the event that the Completion Date has not occurred on or prior to the earlier to occur of (i) the determination by Covidien plc, in its good faith judgment, that the Completion Date will not occur on or prior to December 31, 2013 or (ii) 11:59 p.m. (New York time) on December 31, 2013 (such earlier date, the “Date of Determination”), the Company will be required to redeem each series of the Securities, on the date that is five business days after the Date of Determination (the “Special Redemption Date”), at a cash redemption price equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the Special Redemption Date.

(b) Except as described in Section 3.04(a), any redemption of Securities pursuant to Section 3.04(a) shall be made pursuant to the applicable provisions of Section 3.01 through Section 3.03.

Section 3.05. Optional Redemption.

(a) The Securities of each series will be redeemable on any Redemption Date prior to the maturity date, in whole or in part (in integral multiples of $1,000, with any portion of a Holder’s Securities not redeemed to be in a minimum denomination of $2,000 and integral multiples in excess thereof) solely at the option of the Company, at any time and from time to time in accordance with the conditions set forth in this Article 3, on not less than 30 nor more than 60 days’ prior written notice mailed (and/or to the extent permitted by applicable procedures or regulations, electronically delivered) to the holders of Securities to be redeemed and upon 45 days’ prior written notice to the Trustee (or such shorter period as agreed by the Trustee).

(b) Securities of any series redeemed pursuant to Section 3.05(a) prior to the maturity date, will be redeemed at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of such series to be redeemed, and (ii) an amount, as determined by the Quotation Agent and delivered to the Trustee in writing, equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 45 basis points in the case of the 2018 Securities and 50 basis points in the case of the 2023 Securities plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

(c) Except as described in this Section 3.05, any redemption of Securities pursuant to this Section 3.05 shall be made pursuant to the applicable provisions of Section 3.01 through Section 3.03.

ARTICLE 4

CERTAIN COVENANTS

Section 4.01. Payment of Principal, Premium and Interest.

(a) The Company will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Securities of a series at the time and place and in the manner provided herein and established with respect to the Securities of such series. Not later than 10:00 a.m. (New York City time) on the due date of any principal of or interest on any Securities of a series, or any redemption or purchase price of the Securities, the Company will deposit with the paying agent (and the paying agent shall have received such funds by such time) money in immediately available funds sufficient to pay such amounts, provided that if the Company, a Guarantor or any of their Subsidiaries is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders of the Securities of such series a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.

(b) The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 4.02. Maintenance of Office or Agency.

So long as any Securities of a series remain Outstanding, the Company will maintain an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be given or served. Such designation with respect to the Securities of such series will continue with respect to each office or agency until the Company, by written notice signed by any Officer and delivered to the Trustee, shall designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands. The Company initially designates the Corporate Trust Office of the Trustee, acting as the Company’s agent, as the office to be maintained by it for each such purpose.

Section 4.03. Paying Agents.

(a) The Company may appoint one or more paying agents for the Securities of a series. If the Company fails to appoint or maintain another entity as paying agent, the Trustee shall act as such. Parent, the Company or any of their Subsidiaries may act as paying agent. The Company initially appoints the Trustee as paying agent hereunder.

(b) The Company shall require each paying agent other than the Trustee to agree in writing that the paying agent will hold in trust for the benefit of Securityholders or the Trustee all funds held by the paying agent for the payment of principal, premium, if any, or interest on the Securities, and will promptly notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a paying agent to pay all funds held by it to the Trustee. The Company at any time may require a paying agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the paying agent (if other than Parent, the Company or any of their Subsidiaries) shall have no further liability for the funds. If Parent, the Company or any of their Subsidiaries acts as paying agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all funds held by it as paying agent.

(c) Notwithstanding anything in this Section to the contrary, (i) the agreement to hold funds in trust as provided in this Section 4.03 is subject to the provisions of Section 11.06, and (ii) the Company at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, may pay, or direct any paying agent to pay, to the Trustee all funds held in trust by the Company or such paying agent, such funds to be held by the Trustee upon the same terms and conditions as those upon which such funds were held by the Company or such paying agent. Upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such funds.

Section 4.04. Statement by Officers as to Default.

So long as any of the Securities remain outstanding, the Company and the Guarantor will furnish to the Trustee on or before March 31 in each year a brief certificate (which need not comply with Section 13.06) executed by the principal executive, financial or accounting officer of each of the Company and the

Guarantor on their respective behalf as to his or her knowledge of the Company’s or the Guarantor’s, as the case may be, compliance with all covenants and agreements under this Indenture required to be complied with by the Company and the Guarantor, respectively (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture). Such certificate need not include a reference to any non-compliance that has been fully cured prior to the date as of which such certificate speaks.

The Company shall provide written notice to the Trustee within 30 days of the occurrence of any Default or Event of Default under Section 6.01.

Section 4.05. Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or to fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall be at all times a Trustee hereunder.

Section 4.06. Limitation on Liens.

The Company, and Parent on and after the Completion Date, will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, each series of Securities (together with, if the Company, and Parent on and after the Completion Date, determines, any other Indebtedness of the Company (or Parent on and after the Completion Date) ranking equally with the Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s or Parent’s option, as applicable, prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a) liens existing on the Issue Date;

(b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the

Company, Parent or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company, Parent or any Restricted Subsidiary;

(d) liens on any stock, assets or Indebtedness existing at the time of acquisition thereof by the Company, Parent or any Restricted Subsidiary of such stock, assets or Indebtedness (which may include property previously leased by the Company, Parent or any Restricted Subsidiary and leasehold interests on such property; provided that the lease terminates prior to or upon the acquisition), or liens on stock, assets or Indebtedness to secure the payment of all or any part of the purchase price of such stock, assets or Indebtedness by the Company, Parent or any Restricted Subsidiary, or liens on stock, assets or Indebtedness to secure any Indebtedness incurred, assumed or guaranteed prior to, at the time of, or within 18 months after, the latest of the acquisition of such stock, assets or Indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements;

(e) liens securing Indebtedness owing by any Restricted Subsidiary to the Company or a Guarantor or by the Company to a Guarantor;

(f) liens securing the Securities;

(g) liens in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(h) pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company, Parent or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company, Parent or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company, Parent or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(i) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company, Parent or any Restricted Subsidiary with respect to which the Company, Parent or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company, Parent or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company, Parent or such Restricted Subsidiary is a party;

(j) liens for taxes or assessments or governmental charges or levies not yet due or delinquent or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlords’ liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company, Parent or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Company or Parent, as the case may be, do not materially impair the use of such assets in the operation of the business of the Company, Parent or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(k) liens to secure the Company’s, Parent’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(l) liens not permitted by the foregoing clauses (a) to (k), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Company, Parent and its Restricted Subsidiaries (without duplication) secured by liens not so permitted by the foregoing clauses (a) through (k), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by Section 4.07(b) does not exceed the greater of $125,000,000 and 10% of Consolidated Net Worth; and

(m) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (l), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (l) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to all or a part of the assets (or any replacement assets therefor) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

Section 4.07. Limitation on Sale and Lease-Back Transactions.

The Company, and Parent on and after the Completion Date, will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a) such transaction was entered into prior to the Issue Date;

(b) the Company, Parent or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Securities pursuant to Section 4.06; or

(c) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by the Company’s Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of the Company or a consolidated subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (c) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Section 4.08. Repurchase of Securities Upon a Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to a series of Securities after the Distribution, unless the Company has exercised its right to redeem such Securities pursuant to Section 3.05 or Section 14.01, each holder of such Securities will have the right to require that the Company repurchase all or a portion of such holder’s Securities (in integral multiples of $1,000, with any portion of such holder’s Securities not repurchased to be in a minimum denomination of $2,000 and integral multiples in excess thereof) pursuant to Section 4.08 hereof (the “Change of Control Offer”), at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the first public announcement of such pending Change of Control, the Company shall send, by first class mail (and/or to the extent permitted by applicable procedures or regulations, electronic delivery), a notice to each holder of the applicable series of Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall describe the transaction or transactions that constitute the Change of Control and shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 4.08;

(ii) that the Company is required to offer to purchase all of the outstanding principal amount of the Securities, the repurchase price and, that on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (and/or to the extent permitted by applicable procedures or regulations, electronically delivered), other than as may be required by law (the “Change of Control Payment Date”), and the Company shall repurchase the Securities validly tendered and not withdrawn pursuant to this Section 4.08;

(iii) if mailed (and/or to the extent permitted by applicable procedures or regulations, electronically delivered) prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(iv) that any Security not tendered or accepted for payment shall continue to accrue interest;

(v) that, unless the Company defaults in making such payment, the Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(vi) that holders electing to have a Security purchased pursuant to a Change of Control Offer may elect to have all or any portion of such Security purchased;

(vii) that holders of the Securities electing to have such Securities purchased pursuant to a Change of Control Offer shall be required to surrender their Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer their Securities by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(viii) that holders shall be entitled to withdraw their election if the Company, the Depositary or the paying agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Security the holder delivered for purchase and a statement that such holder is withdrawing its election to have such Security purchased;

(ix) that holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(x) the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(c) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 4.08 by virtue thereof.

ARTICLE 5

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Company to Furnish Trustee Names and Addresses of Securityholders.

The Company will furnish or cause to be furnished to the Trustee (a) semi-annually at least seven Business Days before each Interest Payment Date for a series of Securities (and in all events at intervals of not more than six months) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of the Securities of such series as of such date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may require in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished at any time the Trustee is acting as the Security Registrar.

Section 5.02. Preservation of Information; Communications with Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.

Section 5.03. Reports by the Company.

(a) So long as any Securities are outstanding, the Company shall file with the Trustee, within 15 days after Parent files with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) or posted on Parent’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Notwithstanding the other provisions of this Indenture, prior to the Completion Date, references in this Section 5.03(a) to “Parent” shall refer to Covidien plc.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.04. Reports by the Trustee.

(a) Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted to Securityholders on or before July 15 in each year following the Issue Date, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

(b) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with any stock exchange upon which any Securities are listed and with the Commission. The Company agrees to promptly notify the Trustee in writing when any Securities become listed on any stock exchange or delisted therefrom.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.01. Events of Default.

(a) Whenever used herein, an “Event of Default” means with respect to a series of Securities any one or more of the following events that has occurred and is continuing:

(i) default in the payment of interest on a Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(ii) default in the payment of all or any part of the principal of or premium, if any, on a Security of such series as and when the same shall become due and payable either at maturity, upon redemption, upon acceleration or otherwise; or

(iii) default in the performance, or breach, of any covenant or agreement of the Company or a Guarantor in respect of the Securities of such series or the applicable Guarantee (other than (x) the failure to comply with any covenant or agreement contained in Section 314(a)(1) of the Trust Indenture Act (y) the failure to file with the Trustee the information that may be required to be filed with the Commission or (z) a default or breach that is specifically dealt with elsewhere in this Section 6.01), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company and such Guarantor by the Trustee or to the Company, such Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv) a Guarantee of the Securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Company or the applicable Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and such Guarantee; or

(v) failure by the Company to comply with the provisions of Section 3.04; or

(vi) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or a Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or such Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(vii) the Company or a Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or such Guarantor or for any substantial part of its property, or make any general assignment for the benefit of creditors, except, in each case, where such action is taken or such person is appointed in the context of a solvent scheme of arrangement or similar or analogous proceedings or process in any jurisdiction; or

(viii) an event of default shall occur and be continuing with respect to the Company’s or a Guarantor’s indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which the Company or such Guarantor shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with GAAP and as of the date of the most recently prepared consolidated balance sheet of the Company or such Guarantor, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Company and such Guarantor by the Trustee, or to the Company, such Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series; provided that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Guarantor or waived by the requisite holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders, and provided further, however, that subject to the provisions of Section 7.01 and Section 7.02, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or such Guarantor, as the case may be, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such event of default shall have occurred, or by the holders of at least 25% in the aggregate principal amount of the Securities of such series.

(b) Unless the principal of all the Securities of a series shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Company and the applicable Guarantor (and to the Trustee if notice is given by such Securityholders), may declare the unpaid principal of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Securities of such series to the contrary.

(c) At any time after the principal of the Securities of a series shall have been so declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding hereunder, by written notice to the Company and the applicable Guarantor and the Trustee, may rescind and annul such declaration and its consequences with respect to such series of Securities if: (i) the Company has or has caused to be paid or deposited with the Trustee an amount sufficient to pay all matured installments of interest upon the Securities of such series and the principal of and premium, if any, on any and all Securities of such series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the Securities of such series to the date of such payment or deposit), and (ii) any and all Events of Default under this Indenture with respect to such series, other than the nonpayment of principal on Securities of such series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06.

No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d) In case the Trustee shall have proceeded to enforce any right with respect to Securities of a series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

(e) The Trustee shall give to the Securityholders of each series, as the names and addresses of such Holders appear on the Security Register, notice by mail (and/or to the extent permitted by applicable procedures or regulations, electronic delivery) of all defaults known to the Trustee that have occurred with respect to the Securities of such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 6.01(e) being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Securities of such series.

Section 6.02. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that (i) in case it shall default in the payment of any installment of interest on the Securities of a series as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case it shall default in the payment of the principal of, or premium, if any, on the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities of such series, the whole amount that then shall have been become due and payable on the Securities of such series for principal, premium, if any, or interest, or both, with interest upon the overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate expressed in the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or a Guarantor and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company or a Guarantor, wherever situated.

(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company or a Guarantor or their respective creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and, except as otherwise provided by law, shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Securities of the applicable series allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any funds or other property payable or deliverable on any such claim, and to distribute the same in accordance with Section 6.03. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Securities of the applicable series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.06.

(d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Securities of the applicable series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Securities of such series.

In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.03. Application of Funds Collected.

Any funds collected by the Trustee pursuant to this Article 6 with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, upon presentation of the Securities of such series, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee and its agents under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid upon the Securities of such series for principal, premium, if any, and interest, in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

THIRD: To the Company.

Section 6.04. Limitation on Suits.

No holder of the Securities of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to such series of Securities and of the continuance thereof with respect to the Securities of such series specifying such Event of Default; (ii) the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of the Outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

Notwithstanding anything contained herein to the contrary, any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of, and premium, if any, and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder. By accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Securityholders), or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of the Securities of such series. For the protection and enforcement of the provisions of this Section 6.04, each Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.05. Rights and Remedies Cumulative; Delay or Omission not Waiver.

(a) Except as otherwise provided in Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Securityholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b) No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein. Subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 6.06. Control by Securityholders.

The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding shall have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided, however, that such direction shall not be in conflict with any law or with this Indenture. Subject to the provisions of Section 7.01, if an Event of Default with respect to a series of Securities hereunder shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders of the Securities of such series if the Trustee determines in good faith that the proceeding could result in personal liability. The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding and affected thereby on behalf of the holders of the Securities of such series may waive with respect to a series of Securities any past default in the performance of any of the covenants contained herein and its consequences with respect to such series, except a default in the payment of the principal of, premium, if any, or interest on, any of the Securities of such series as and when the same shall become due by the terms of such Securities of such series otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee in accordance with Section 6.01(c)). Upon any such waiver, the default with respect to a series of Securities covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.07. Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, or interest on Securities of such series, on or after the respective due dates established pursuant to this Indenture.

Section 6.08. Waiver of Usury, Stay or Extension Laws.

Each of the Guarantor and the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Guarantor and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Certain Duties and Responsibilities of Trustee.

(a) In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived) and is continuing, the Trustee shall exercise with respect to the Securities of such series such rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to the Securities of such series that may have occurred:

(A) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith on the part of the Trustee, the Trustee with respect to the Securities of such series may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical computations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of at least a majority in principal amount of the Securities of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of such series; and

(iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by an Officer (unless other evidence in respect thereof is specifically prescribed herein).

(c) The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon.

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee indemnity and security satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

(e) In the event the Company is required to pay Additional Interest, the Company will provide an Officer’s Certificate to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which Officer’s Certificate shall set forth the amount of the Additional Interest to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

(f) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other papers or documents, but the Trustee, in its discretion, may make such further inquiry into such matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture.

(i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03. Trustee not Responsible for Recitals or Issuance of Securities.

(a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and neither the Trustee nor any Authentication Agent assumes any responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any funds received by any paying agent other than the Trustee.

Section 7.04. May Hold Securities.

The Trustee, any Authentication Agent, any paying agent or the Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authentication Agent, paying agent or Security Registrar. However, the Trustee is subject to Sections 7.09 and 7.13.

Section 7.05. Funds Held in Trust.

Subject to the provisions of Section 11.06, all funds received by the Trustee, until used or applied as herein provided, shall be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any funds received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 7.06. Compensation and Reimbursement.

(a) The Company shall pay to the Trustee, and the Trustee shall be entitled to be paid, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee from time to time may agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. Except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense or disbursement as may arise from its own negligence or willful misconduct. The Company and the Guarantor shall indemnify the Trustee or any predecessor trustee (and each of their officers, agents, directors and employees) for, and shall hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability (whether asserted by the Company, any Holder or any other Person).

(b) The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses and disbursements shall: (i) be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities; and (ii) survive the termination of this Indenture and resignation or removal of the Trustee.

Section 7.07. Reliance on Officer’s Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on the part of the Trustee, may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Affiliate of the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10. Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed may resign at any time with respect to the Securities of any series by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid (and/or to the extent permitted by applicable procedures or regulations, electronic delivery), to the Securityholders of such series, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company promptly shall appoint a successor trustee with respect to the Securities of such series. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the retiring Trustee resigns, the retiring Trustee, at the expense of the Company, or the Company may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities of such series, or any Securityholder of such series who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur, the Company may remove the Trustee with respect to all or any series of Securities and appoint a successor trustee, or, unless the Trustee’s duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, on behalf of that holder and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee (with such court thereupon after such notice, if any, as it may deem proper, removing the Trustee and appointing a successor trustee):

(i) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding at any time may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and the Company in writing and may appoint a successor Trustee for the Securities of such series with the consent of the Company.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e) At any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 7.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor trustee with respect to the Securities of a series, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of the Company or the successor trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall assign, transfer and deliver to such successor trustee all property and funds held by such retiring Trustee hereunder.

(b) Upon request of any such successor trustee, the Company may execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in Section 7.11(a).

(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 7.

(d) Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the successor trustee shall cause a notice of its succession to be transmitted to Securityholders.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.13. Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

Section 8.01. Evidence of Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of the Securities of such series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of such series in Person or by agent or proxy appointed in writing.

If the Company shall solicit from the Securityholders of a particular series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company, at its option, as evidenced by an Officer’s Certificate, may fix in advance a record date for the determination of Securityholders of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of such series of record at the close of business on the record date shall be deemed to be Securityholders of such series for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of such series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02. Proof of Execution by Securityholders.

Subject to the provisions of Section 8.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Securities of a series shall be proved by the Security Register of such series or by a certificate of the Security Registrar of such series.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 8.03. Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

None of the Company, the Trustee, any paying agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04. Certain Securities Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of the Securities of a particular series have concurred in any direction, consent of waiver under this Indenture, the Securities of such series that are owned by Parent, the Company, a Guarantor or any other obligor on the Securities of such series or by an Affiliate of Parent, the Company or a Guarantor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not an Affiliate. In case of a dispute as to such right, the Trustee shall be fully protected with respect to any decision by the Trustee taken upon the advice of counsel. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities of a particular series, if any, known by Parent or the Company to be owned or held by or for the account of any of the above described Persons and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such series not listed therein are Outstanding for the purpose of any such determination.

Section 8.05. Actions Binding on Future Securityholders.

At any time prior to the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of such series that is shown by the evidence to be included in the Securities the holders of which have consented to such action, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, may revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all of the Securities of such series.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without the Consent of Securityholders.

The Company, a Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto without the consent of any Securityholders for any of the following purposes:

(a) to cure any ambiguity, defect or inconsistency herein or in the Securities of either series, including making any such changes as are required for this Indenture to comply with the Trust Indenture Act, or to make such other provisions in regard to matters or questions arising under this Indenture as the Board of Directors of the Company or a Guarantor may deem necessary or desirable, and which shall not in either case adversely affect the interests of the Holders of the Securities of either series in any material respect;

(b) to evidence the succession of another Person to the Company or a Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or a Guarantor, as the case may be, pursuant to Article 10;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) to add to the covenants of the Company or a Guarantor for the benefit of the holders of the Securities of either series or to surrender any right or power herein conferred upon the Company or a Guarantor;

(e) to add any additional Events of Default for the benefit of the holders of the Securities of either series;

(f) to secure the Securities of either series;

(g) to add one or more Guarantees for the benefit of the holders of the Securities;

(h) to evidence the release of any Guarantee of the Securities pursuant to and in accordance with the terms of this Indenture;

(i) to make any other change that does not adversely affect the rights of any holder of Securities of either series in any material respect;

(j) to issue Additional Securities of either series in accordance with the limitations set forth in this Indenture;

(k) to establish the form of the Securities of either series;

(l) to comply with the rules of any applicable Depositary;

(m) to provide for the issuance of the Exchange Securities of either series, which will have terms substantially identical in all material respects to the Securities of such series (except that the transfer restrictions contained in such Securities will be modified or eliminated, as appropriate, and there will be no registration rights (and no increases in annual interest rate) and CIFSA will not guarantee such Securities), and which will be treated, together with any Outstanding Securities of such series, as a single issuance of securities;

(n) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of either series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee; and

(o) to conform the text of this Indenture or either of the Guarantee or the Securities of either series to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, a Guarantee or the Securities, as evidenced by an Officer’s Certificate.

Upon the written request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Guarantor and the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Guarantor, the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indentures with Consent of Securityholders.

With the written consent (evidenced as provided in Section 8.01) of the holders of at least a majority in aggregate principal amount of the Securities of each series at the time Outstanding (including Additional Securities, if any) affected by such supplemental indenture or indentures, by act of said holders delivered to the Company, the Guarantor and the Trustee, the Guarantor and the Company, when authorized by Board Resolutions, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby (including Additional Securities, if any), shall (i) extend the fixed maturity or reduce the principal amount of any Security of either series; (ii) reduce the rate of or extend the time for payment of interest on any Security of either series; (iii) reduce the premium payable upon the redemption of any Security of either series; (iv) make any Security of either series payable in currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case of redemption, on or after the redemption date); (vi) reduce the aforesaid percentage of Securities of either series, the holders of which are required to consent to any such supplemental indenture or indentures; (vii) expressly subordinate in right of payment the Securities of either series or a Guarantee thereof; (viii) except as expressly permitted by this Indenture, modify a Guarantee in any manner adverse to the holders of the Securities of either series issued hereunder; or (ix) make any change in these amendment and waiver provisions.

It shall not be necessary for the consent of Securityholders of either series affected thereby under this Section 9.02 to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Guarantor, the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall mail or cause to be mailed a notice thereof by first class mail (and/or to the extent permitted by applicable procedures or regulations, electronically deliver or cause to be electronically delivered) to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail (and/or to the extent permitted by applicable procedures or regulations, electronically deliver) such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9 or Section 10.01, this Indenture shall be and be deemed to be modified and amended with respect to the applicable series in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Guarantor, the Company and the holders of Securities of each series affected hereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Securities Affected by Supplemental Indentures.

Any Securities of any series affected by a supplemental indenture and authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01 may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such Securities may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of such series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 9.05. Execution of Supplemental Indentures.

Upon the request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and, if applicable, upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Guarantor and the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, shall receive an Opinion of Counsel and Officer’s Certificate stating as conclusive evidence that any supplemental indenture executed pursuant to this Article 9 is authorized or permitted by, and conforms to, the terms of this Article 9 and, with respect to any supplemental indenture relating to any Additional Securities, such Opinion of Counsel shall provide that such supplemental indenture is the valid and binding agreement of the Company and/or the Guarantor, as applicable, enforceable against the Company and/or the Guarantor, as applicable, in accordance with its terms.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.05, the Trustee shall transmit by mail, first class postage prepaid (and/or to the extent permitted by applicable procedures or regulations, electronically delivered), a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of each series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail (and/or to the extent permitted by applicable procedures or regulations, electronically deliver) such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 10

SUCCESSOR

Section 10.01. Consolidation, Merger and Sale of Assets.

Each of the Guarantor and the Company, covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(a) either the applicable Guarantor or the Company, as the case may be, shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance of all or substantially all the assets of such Guarantor or the Company, as the case may be (if other than a Guarantor or the Company, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on each series of Securities or the obligations under the applicable Guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of this Indenture to be performed or observed by such Guarantor or the Company, as the case may be, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person and (B) shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, any member state of the European Union or Switzerland as in effect on the Issue Date;

(b) no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance; and

(c) the applicable Guarantor, or the Company, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that the proposed transaction and related supplemental indenture, if any, comply with this Indenture.

Section 10.02. Successor Person Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor or the Company, as the case may be, effected in accordance with Section 10.01, the successor Person formed by such consolidation or into or with which such Guarantor or the Company, as the case may be, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor or the Company, as the case may be, under this Indenture with the same effect as if such successor Person has been named as such Guarantor or the Company, as the case may be, herein. In the event of any such sale or conveyance (other than a conveyance by way of lease) such Guarantor or the Company, as the case may be, or any successor entity which shall theretofore have become such in the manner described in this Article, shall be discharged from all obligations and covenants under this Indenture, the Securities and the Guarantees and may be liquidated and dissolved.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01. [Reserved]

Section 11.02. Satisfaction and Discharge of Indenture.

If at any time:

(a) (i) The Company or a Guarantor shall have delivered or shall have caused to be delivered to the Trustee for cancellation all Securities of a particular series theretofore authenticated (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07) and Securities for whose payment funds or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by a Guarantor or the Company (and thereupon repaid to such Guarantor or the Company or discharged from such trust, as provided in Section 11.06); or (ii) all such Securities of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and a Guarantor or the Company shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount (in funds or Governmental Obligations sufficient or a combination thereof) in Dollars sufficient to pay at maturity or upon redemption of all Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case a Guarantor or the Company shall also pay or cause to be paid all other sums payable hereunder with respect to the Securities of such series; and

(b) a Guarantor or the Company, as the case may be, delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall cease to be of further effect with respect to such series of Securities except for the provisions of Sections 2.03, 2.04, 2.05, 2.07, 4.01, 4.02, 4.03, 7.05 and 7.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.06 and 11.06, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities of such series.

Section 11.03. Defeasance and Discharge of Obligations; Covenant Defeasance.

(a) If at any time:

(i) all Securities of a particular series not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 11.02 shall have been paid by the Guarantor or the Company by depositing irrevocably with the Trustee in trust funds or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all such Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and

(ii) the Guarantor or the Company shall also pay or cause to be paid all other amounts payable hereunder by the Company with respect to such series,

then, after the date such funds or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Guarantor and the Company under this Indenture with respect to such series of Securities shall cease to be of further effect except, to the extent applicable to each, for the provisions of Sections 2.03, 2.04, 2.05, 2.07, 4.01, 4.02, 4.03, 7.05 and 7.10 hereof that shall survive until the Securities of such series shall mature and be paid. Thereafter, Sections 7.06 and 11.06 shall survive such satisfaction and discharge.

(b) In addition, each of the Guarantor and the Company, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may elect to have its obligations, to the extent applicable to each, under Section 5.03 and any covenant contained in Article 10, discharged with respect to all Outstanding Securities of a series and this Indenture and any supplemental indentures to this Indenture insofar as such Securities are concerned (“covenant defeasance”), such discharge to be effective on the date the conditions set forth in clauses (i) through (vi) of Section 11.03(c) are satisfied, and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration of Securityholders of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be “Outstanding” for all other purposes under this Indenture. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Guarantor and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default with respect to such series of Securities under Section 6.01(a)(iii) or otherwise, but except as specified in this Section 11.03(b), the remainder of the Guarantor’s and the Company’s obligations under the Securities of such series and this Indenture and any supplemental indentures to this Indenture insofar as such Securities are concerned shall be unaffected thereby.

(c) The following shall be the conditions to the application of Section 11.03 to the Outstanding Securities of the applicable series:

(i) a Guarantor or the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and such Guarantor or the Company, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, funds or Governmental Obligations sufficient in the opinion of a nationally recognized firm of independent public accountants to pay all the principal of, premium, if any, and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by the Company hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such Governmental Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such Governmental Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities of such series;

(ii) a Guarantor or the Company, as the case may be, delivers to the Trustee an Officer’s Certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;

(iii) no Event of Default under clauses (i), (ii), (vi) or (vii) of Section 6.01(a) shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default with respect to Securities of such series shall have occurred and be continuing, on the date of such deposit;

(iv) a Guarantor or the Company, as the case may be, shall have delivered to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Guarantor’s or the Company’s exercise of either option under this Section 11.03 and will be subject to Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

(v) such covenant defeasance shall not (A) cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any Securities of such series or (B) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940; and

(vi) notwithstanding any other provisions of this Section 11.03, such covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on a Guarantor or the Company pursuant to this Indenture and any supplemental indenture to this Indenture.

After such irrevocable deposit made pursuant to this Section 11.03 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Guarantor’s and the Company’s obligations pursuant to this Section 11.03.

Section 11.04. Deposited Funds to be Held in Trust.

All funds or Governmental Obligations deposited with the Trustee pursuant to Sections 11.02 or 11.03 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including a Guarantor or the Company acting as its own paying agent), to the holders of the Securities of a particular series for the payment or redemption of which such funds or Governmental Obligations have been deposited with the Trustee.

Section 11.05. Payment of Funds Held by Paying Agents.

In connection with the provisions of Section 11.02 or 11.03, all funds or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of Parent or the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such funds or Governmental Obligations.

Section 11.06. Repayment to a Guarantor or the Company.

Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by a Guarantor or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to such Guarantor or the Company, as applicable, or if then held by a Guarantor or the Company shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Guarantor or the Company, as applicable, for the payment thereof. Anything in this Article 11 to the contrary notwithstanding, subject to Section 7.06, the Trustee shall deliver or pay to the Guarantor or the Company, as applicable, from time to time upon written request by the Guarantor or the Company any funds or Governmental Obligations (or other property and any proceeds therefrom) held by it as provided in Sections 11.02 or 11.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a defeasance or covenant defeasance, as the case may be, in accordance with this Article 11.

Section 11.07. Reinstatement.

If the Trustee or paying agent is unable to apply any funds or Governmental Obligations in accordance with Section 11.02 or 11.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Guarantor’s and the Company’s obligations under this Indenture, any indenture supplemental to the Indenture with respect to the applicable series of Securities and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03, as the case may be, until such time as the Trustee or paying agent is permitted to apply all such funds or Governmental Obligations in accordance with Section 11.02 or 11.03, as the case may be; provided, however, that if a Guarantor or the Company has made any payment of principal, premium, if any, or interest on any Securities of such series following the reinstatement of its obligations as aforesaid, such Guarantor or the Company, as applicable, shall be subrogated to the rights of the holders of such Securities of such series to receive such payment from the funds or Governmental Obligations held by the Trustee or paying agent.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of a Guarantor or the Company or of any predecessor or successor corporation, either directly or through a Guarantor or the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of a Guarantor or the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Effect on Successors and Assigns.

All the agreements of the Guarantor and the Company in this Indenture or the Securities shall bind its respective successor whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor whether so expressed or not.

Section 13.02. Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of a Guarantor or the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of a Guarantor or the Company, as applicable.

Section 13.03. Notices.

Any notice or communication from a Guarantor, the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) (and/or to the extent permitted by applicable procedures or regulations, electronically delivered), telex, telecopier, electronically in PDF format or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:	Mallinckrodt International Finance S.A.
3b bd Prince Henri
Luxembourg L-1724
Attention: John Einwalter
Facsimile No.: 352-266-279-00

If to CIFSA:	Covidien International Finance S.A.
15 Hampshire Street
Mansfield, MA 02048
Attention: Greg Andrulonis
Facsimile No.: 508-452-4492

If to Mallinckrodt:	Mallinckrodt plc
Damastown, Mulhuddart
Dublin 15, Ireland
Attention: John Einwalter
Facsimile No.: +353-266-379-92

In either case, with a copy to:

Mallinckrodt plc
675 McDonnell Blvd.
Hazelwood, MO 63042Attention: Miriam Singer

If to the Trustee:	Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 27th Floor
MS: NYC60-2710
New York, NY 10005
Attention: Corporates Team / Mallinckrodt
International Finance S.A.
Facsimile No.: 732-578-4635

With a copy to:	Deutsche Bank National Trust Company
for Deutsche Bank Trust Company Americas
Trust & Agency Services
100 Plaza One
6th Floor, MS JCY03-0699
Jersey City, New Jersey 07311-3901
Attention: Corporates Team / Mallinckrodt
International Finance S.A.
Facsimile No.: 732-578-4635

Mallinckrodt plc, CIFSA, the Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when sent, if sent electronically in PDF format; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Securityholder shall be mailed by first-class mail (and/or to the extent permitted by applicable procedures or regulations, electronically delivered), certified or registered, return receipt requested, to his address shown on the Security Register. Failure to mail (and/or to the extent permitted by applicable procedures or regulations, electronically deliver) a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

If a notice or communication is mailed (and/or to the extent permitted by applicable procedures or regulations, electronically delivered) in the manner provided above within the time prescribed, it is conclusively presumed duly given, whether or not the addressee receives it.

Section 13.04. Governing Law.

This Indenture and each series of the Securities shall be governed by and construed in accordance with the internal laws of the State of New York without regard for conflicts of laws principles that would require the application of any other law. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. Articles 86 to 94-8 and 98 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, shall not apply in respect of the Securities.

Section 13.05. Treatment of Securities as Debt.

It is intended that the Securities will be treated as indebtedness and not as equity for United States federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 13.06. Compliance Certificates and Opinions.

(a) Upon any application or demand by a Guarantor or the Company to the Trustee to take any action under any of the provisions of this Indenture, such Guarantor or the Company shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that (i) in the case of any such application or demand as to which the furnishing of such documents is specifically dealt with by any provision of this Indenture relating to such particular application or demand and (ii) in the case of the execution by the Trustee of this Indenture and any related documents (including the Securities) on the Issue Date, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.07. Payments on Business Days.

In any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of principal, premium, if any, or interest or principal and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

Section 13.08. Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 13.09. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.10. Separability.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of a Guarantor, the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13. Consent to Jurisdiction and Service of Process.

Each of the Guarantor and the Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture, any Security and any Guarantee or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, United States of America, irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

The (i) Company hereby irrevocably and unconditionally designates and appoints Mallinckrodt Enterprises LLC, 675 McDonnell Blvd., Hazelwood, MO 63042, U.S.A. (and any successor entity) as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon Mallinckrodt Enterprises LLC shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company, as the case may be and (ii) CIFSA hereby irrevocably and unconditionally designates and appoints Covidien Holdings Inc., 15 Hampshire Street, Mansfield, MA 02038, U.S.A. (and any successor entity) as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon Covidien Holdings Inc. shall be deemed in every respect effective service of process upon CIFSA in any such suit, action or proceeding and shall be taken and held to be valid personal service upon CIFSA, as the case may be. Said designation and appointment shall be irrevocable. Nothing in this Section 13.13 shall affect the right of the Holders to serve process in any manner permitted by law or limit the right of the Holders to bring proceedings against a Guarantor or the Company in the courts of any jurisdiction or jurisdictions. Each of CIFSA and the Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment set forth in the immediately preceding sentence in full force and effect so long as the Securities are outstanding. Each of CIFSA and the Company hereby irrevocably and unconditionally authorizes and directs their respective authorized agents to accept such service on their behalf. If for any reason any authorized agent ceases to be available to act as such, CIFSA and/or the Company, as the case may be, agrees to designate a new agent in New York City.

To the extent that a Guarantor or the Company has or hereafter may acquire any immunity from jurisdiction of any court (including any court in the United States, the State of New York, Luxembourg, Ireland or other jurisdiction in which a Guarantor or the Company, or any successor thereof, may be organized or any political subdivisions thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Indenture, the Securities, the Guarantees or any other documents or actions to enforce judgments in respect of any thereof, then each of the Guarantor and the Company hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.

Section 13.14. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.15. USA Patriot Act.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to Deutsche Bank Trust Company Americas such information as it may request, from time to time, in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 13.16. Force Majeure.

Deutsche Bank Trust Company Americas shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Deutsche Bank Trust Company Americas (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

ARTICLE 14

ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS

Section 14.01. Redemption Upon Changes in Withholding Taxes.

(a) The Company or a Guarantor, as applicable, may redeem the Securities of either series, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior written notice to the Holders of the Securities of such series (which notice will be irrevocable) and upon 45 days’ prior written notice to the Trustee (or such shorter period as agreed by the Trustee), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Securities of the applicable series on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Securities of such series, the Company or a Guarantor is or would be required to pay Additional Amounts, and the Company or such Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, and the requirement arises as a result of:

(i) any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction which change or amendment becomes effective on or after the Issue Date (or, if the applicable Company Tax Jurisdiction became a Company Tax Jurisdiction on a date after the Issue Date, such later date), or

(ii) any amendment to, or change in, an official interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change becomes effective on or after the issue date (or, if the applicable Company Tax Jurisdiction became a Company Tax Jurisdiction on a date after the issue date, such later date).

(b) Neither the Company nor a Guarantor will give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company or such Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Securities was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing (and/or to the extent permitted by applicable procedures or regulations, electronic delivery) of any notice of redemption of the Securities of the applicable series pursuant to this Article 14, the Company or a Guarantor, as applicable, will deliver to the Trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle the Company or such Guarantor to redeem the Securities of such series. In addition, before the Company or such Guarantor, as applicable, publishes or mails (and/or to the extent permitted by applicable procedures or regulations, electronically delivers) notice of redemption of the Securities of such series, it will deliver to the Trustee an Officer’s Certificate to the effect that the Company or such Guarantor cannot avoid its obligation to pay Additional Amounts with respect to such Securities by taking reasonable measures available to it.

(c) The Trustee shall receive and shall be entitled to conclusively rely on the Officer’s Certificate and Opinion of Counsel referred to in Section 14.01(b) as evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Securities of the applicable series.

(d) This Section 14.01 will apply mutatis mutandis to any jurisdiction in which any successor person to the Company or a Guarantor is incorporated or organized, or any jurisdiction from or through which payment is made by or on behalf of such Person on the Securities of either series (or any Guarantee) and any political subdivision thereof or therein.

Section 14.02. Payment of Additional Amounts.

(a) All payments made by the Company under or with respect to the Securities or by a Guarantor with respect to a Guarantee, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by interpretation or administration of law. If any deduction or withholding for, or on account of, any

Taxes imposed or levied by or on behalf of (i) any jurisdiction in which the Company, or the applicable Guarantor, is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Company Tax Jurisdiction”) or (ii) any jurisdiction from or through which payment is made by or on behalf of the Company, or a Guarantor (including the jurisdiction of any paying agent for the applicable series of Securities) or any political subdivision thereof or therein (each, together with each Company Tax Jurisdiction, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by the Company under or with respect to the applicable series of Securities or a Guarantor under or with respect to the applicable Guarantee, including payments of principal, redemption price, interest or premium, the Company or such Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of the Securities of such series after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i) any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the holder or the beneficial owner of the Securities of a series and the relevant Tax Jurisdiction (including, without limitation, being or having been a national, resident or citizen of, being or having been engaged in a trade or business in, being or having been physically present in, or having or having had a permanent establishment in, such jurisdiction for Tax purposes), other than the holding of such Securities, the enforcement of rights under such Securities or under a Guarantee or the receipt of any payments in respect of such Securities or a Guarantee;

(ii) any Taxes, to the extent such Taxes were imposed as a result of the presentation of such Securities for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Securities been presented on the last day of such 30 day period);

(iii) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(iv) any Taxes withheld, deducted or imposed on a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

(v) Taxes imposed on or with respect to a payment made to a holder of Securities who would have been able to avoid such withholding or deduction by presenting such Securities (where presentation is required) to another paying agent;

(vi) any Taxes payable other than by deduction or withholding from payments under, or with respect to, such Securities or the applicable Guarantee;

(vii) any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of such Securities, to comply with any written request of the Company or a Guarantor addressed to the Holder to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a relevant Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the relevant Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in such Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally entitled to provide such certification or documentation;

(viii) any withholding or deduction required pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto;

(ix) any Taxes that are imposed or withheld solely because the beneficial owner of such Securities, or a fiduciary, settler, beneficiary, or member of the beneficial owner if the beneficial owner is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder owns or owned 10% or more of the total voting power of all classes of stock of the Company or the applicable Guarantor; or

(x) any combination of clauses (i) through (ix) of this Section 14.02(a).

(b) Additional Amounts will not be paid with respect to any payment on a Security to a Holder who is a fiduciary, a partnership or other entity treated as a partnership for U.S. federal income tax purposes, a limited liability company or other entity that is not the sole beneficial owner of such payment to the extent such payment would be required by the laws of a relevant Tax Jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary, a partner of such partnership or other entity treated as a partnership for U.S. federal income tax purposes, a member of such limited liability company or such other beneficial owner, in each case, who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

(c) The Company and the applicable Guarantor, as the case may be, will also pay and indemnify Holders for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by a relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of the Securities of either series, or this Indenture, the applicable Guarantee or any other document or instrument referred to therein in connection with a transfer of such Securities at the time of the initial resale by the Initial Purchasers.

(d) If the Company or a Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities of either series, or a Guarantee, the Company or such Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises fewer than 45 days prior to that payment date, in which case the Company or such Guarantor shall notify the Trustee in writing promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate(s) must also set forth any other information reasonably necessary to enable the paying agent to pay such Additional Amounts to Holders of Securities of such series on the relevant Interest Payment Date. The Trustee shall be entitled to rely solely on such Officer’s Certificate (as supplemented, updated or revised by any subsequent Officer’s Certificates) as conclusive proof that such payments are necessary.

(e) The Company or a Guarantor, as the case may be, will make all withholdings and deductions required by law in respect of the Securities, and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company or such Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon reasonable written request, the Company or such Guarantor will furnish to the Trustee (or to a Holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or such Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(f) The provisions of this Article 14 shall survive any termination, defeasance or discharge of this Indenture and any transfer by a Holder or beneficial owner of the Securities of either series and shall apply mutatis mutandis to any jurisdiction in which any successor Person to a Guarantor or the Company, as the case may be, is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such Person on such Securities (or any Guarantee) and any political subdivision thereof or therein.

(g) Whenever in this Indenture, the Securities or the Guarantees there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities of a series or of principal, interest or of any other amount payable under or with respect to any such Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE 15

GUARANTEES

Section 15.01. Guarantee.

The Guarantor hereby fully and unconditionally guarantees (i) to each holder of each Security that is authenticated and delivered by the Trustee, and (ii) to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture, including all fees and expenses due and owing to the Trustee. In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

Except as provide in Section 15.03, the Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or the Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and herein. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders of the Securities of the applicable series are prevented by applicable law from exercising their respective rights to accelerate the maturity of such Securities, to collect interest on such Securities, or to enforce or exercise any other right or remedy with respect to such Securities, the Guarantor agrees to pay to the Trustee for the account of such Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of such Holders.

The Guarantor shall be subrogated to all rights of the holders of the Securities against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of the Securities or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities of such series issued hereunder shall have been paid in full.

The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of such Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of such Securities, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Any term or provision of the Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent such Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 15.02. Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in this Article 15, the Guarantor hereby agrees that this Indenture shall be executed on behalf of the Guarantor by an Officer of the Guarantor.

The Guarantor hereby agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of the Guarantee on any Securities.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 15.03. Release of CIFSA Guarantee. (a) CIFSA shall be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee and the Trustee and any Holder will be deemed to have consented to such release without any action required on the part of the Trustee or any Holder subject to and concurrently with the satisfaction of the following conditions (the “Guarantee Release Conditions”):

(i) the Distribution and the transactions related to the Separation that are contemplated to be consummated prior to the Distribution shall have occurred substantially in accordance with the descriptions thereof in the Offering Memorandum, without any modification thereof that is materially adverse to the interest of the Holders of the Securities (as conclusively determined by the board of directors of CIFSA);

(ii) no Event of Default hereunder shall have occurred and be continuing; and

(iii) (A) the execution and delivery by Mallinckrodt plc of (1) a supplemental indenture in the form of Exhibit E hereto and (2) a joinder agreement in the form of Exhibit A to the Purchase Agreement and (B) the delivery by Mallinckrodt plc of certain opinions of its counsel to the Initial Purchasers as specified in the Purchase Agreement (as to which the Trustee shall receive reliance as to the enforceability opinion).

(b) Additionally, CIFSA will deliver an Officer’s Certificate to the Trustee to evidence the satisfaction of the Guarantee Release Conditions stating that the Guarantee Release Conditions have been satisfied, and the Trustee may conclusively rely on such certificate.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ Michelangelo Stefani
	Name:	Michelangelo Stefani
	Title:	Director

COVIDIEN INTERNATIONAL FINANCE S.A.

By:	/s/ Michelangelo Stefani
	Name:	Michelangelo Stefani
	Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	Deutsche Bank National Trust Company

By:	/s/ Linda Reale
	Name:	Linda Reale
	Title:	Vice President

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President